EXHIBIT 32




CERTIFICATION


 Pursuant to 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002



Each of the undersigned, Keith E. Trost, President of
Sears Roebuck Acceptance Corp. (the "Company") and
George F. Slook, Vice President, Finance of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company's Quarterly Report on Form 10-Q for the quarter ended
April 3,  2004 (the ''Report'').

Each of the undersigned hereby certifies that:

(1) The Report fully complies with the requirements of
    Section 13(a) or 15(d) of the Securities Exchange Act of
    1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


May 11,   2004



/s/ Keith E. Trost
------------------
Keith E. Trost
President


/s/ George F. Slook
-------------------
George F. Slook
Vice President, Finance



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